UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 12, 2018, Riverview Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Riverview Community Bank (the "Bank") announced that, effective April 2, 2018, Patrick Sheaffer will be retiring as President and Chief Executive Officer of both the Company and the Bank. Mr. Sheaffer will continue to serve as Chairman of the Board of the Company and the Bank.

(c) Effective April 2, 2018, Executive Vice President and Chief Operating Officer Kevin Lycklama will be promoted to the position of President and Chief Executive Officer for both the Company and the Bank.

 Mr. Lycklama, age 40, joined the Bank in 2006 and served as Executive Vice President and Chief Financial Officer of the Company from February 2008 to July 2017 and Chief Operating Officer since July 2017.

For further information, reference is made to the Company's press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)               Exhibits

    The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit Number	Description

99.1	News Release of Riverview Bancorp, Inc. dated January 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: January 12, 2018	/s/Kevin J. Lycklama
Kevin J. Lycklama
Executive Vice President and Chief Operating Officer